EXHIBIT 10.1

AMENDMENT NO. 3 TO

PROMISSORY NOTE AND BUSINESS LOAN AGREEMENT

BORROWER:	CarePayment Technologies, Inc. 5300 Meadows Road, Suite 400 Lake Oswego, OR 97035 Telephone: (503) 419-3530	LENDER:	Aequitas Commercial Finance, LLC 5300 Meadows Road, Suite 400 Lake Oswego, OR 97035 Telephone: (503) 419-3500

Principal Amount (As Amended): $6,000,000

Date of Note and Loan Agreement: September 29, 2011	Date of Amendment: April 12, 2012

CarePayment Technologies, Inc. ("Borrower”) and Aequitas Commercial Finance, LLC (“Lender”) hereby agree to execute this Amendment No. 3 (this "Amendment") dated effective April 12, 2012 (the “Effective Date”) to that certain Promissory Note dated September 29, 2011 (as amended, the "Note") and that certain Business Loan Agreement dated September 29, 2011 (as amended, the “Loan Agreement”) (collectively, the “Loan”). As of the Effective Date, the maximum principal balance of the Loan was $8,000,000 and the current principal balance as drawn, but before giving effect to the Conversion (as defined in Section 2), is $5,031,000.00.

1.     DEFINITIONS. All capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

2.     CONVERSION. Effective as of April 30, 2012 (the "Conversion Date"), and without requiring any further action on the part of either Borrower or Lender, a total of $2,000,000.00 of the unpaid principal balance owing under the Note shall convert (the “Conversion”) into shares of Borrower’s Class A Common Stock, no par value (the “Class A Common”), at a price per share of $1.00, resulting in an issuance to Lender of 2,000,000 validly issued, fully paid and non-assessable shares of Class A Common (the “Shares”). Promptly following the Conversion Date, Borrower shall issue, or cause to be issued, to ACF one or more certificates representing the Shares. As a result of the Conversion, the unpaid principal balance owing under the Loan will be reduced by $2,000,000.00.

3.     PRINCIPAL AMOUNT. Section 1 of the Note is hereby amended in its entirety to read as follows:

"PROMISE TO PAY. CarePayment Technologies, Inc., an Oregon corporation (“Borrower”), promises to pay to the order of Aequitas Commercial Finance, LLC, an Oregon limited liability company (“Lender”), in lawful money of the United States of America, the principal amount of up to Six Million and 00/100 Dollars ($6,000,000.00), or so much thereof as has been borrowed and is outstanding, together with interest on the unpaid principal balance from the date of disbursement until paid in full. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing."

4.     LOAN AGREEMENT. All references in the Loan Agreement to the maximum principal balance of $8,000,000.00 are hereby changed to read as the maximum principal balance of $6,000,000.00.

5.     MATURITY DATE. Section 2(c) of the Loan Agreement and Section 6 of the Note are hereby modified to replace each reference to December 31, 2012 with December 31, 2013.

6.     NO OTHER CHANGES. All other terms and conditions of the Loan not specifically amended by this Amendment shall remain unchanged and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BORROWER:	LENDER:

CAREPAYMENT TECHNOLOGIES, INC.	AEQUITAS COMMERCIAL FINANCE, LLC
	By:	Aequitas Capital Management, Inc., its Manager

/s/ Andrew S. Craig	/s/ Andrew N. MacRitchie
Andrew S. Craig	Andrew N. MacRitchie
Secretary	Executive Vice President